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                                                                    EXHIBIT 23.2


                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Grey Wolf, Inc. on Form S-8 of our report dated March 28, 1996, appearing in the Annual Report on Form 10K of Grey Wolf, Inc. for the year ended December 31, 1997 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP


Houston, Texas
September 30, 1998